Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 05/24/2013 02:37 PM
Original ID: 2013-000636598
Amendment ID: 2013-001503049

Profit Corporation
Articles of Correction

1. Corporation name:

Mariner's Choice International, Inc.

2. Document to be corrected:

3. Filed with the Wyoming Secretary of State on: May/6/2013
(Date – mm/dd/yyyy)

4. Incorrect statement:

common shares par value .0001

5. Reason it is incorrect or manner in which the execution was defective:

transposition error when transfering from NV to WY.

6. Correct statement:

common shares par value .001

Date: May 16/13
(mm/dd/yyyy)

Signature: [signature]

Print Name: Amie Hingston

Title: President & CEO.

Contact Person: Amie Hingston

Daytime Phone Number: 904-425-1201

Checklist
Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.
The document may be executed by the Chairman of the Board, President or another or its officers.
Please submit one **originally signed** document and one exact photocopy of the filing.
Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

Mariner's Choice International, Inc.

WRITTEN CONSENT OF A QUORUM AND VOTE OF THE SHAREHOLDERS IN LIEU OF A MEETING OF MARINER'S CHOICE INTERNATIONAL, INC. (A WYOMING CORPORATION)

May 1, 2013

The undersigned stockholder, who directly or indirectly controls the requisite voting power of Mariner's Choice International, Inc., a Wyoming corporation (the "Company"), and acting as a quorum of the shareholders by written consent representing the majority of all of the issued and outstanding common stock and preferred stock (the "Shareholder"), hereby adopts the following resolutions, effective as of the date hereof:

WHEREAS, a quorum of the Shareholders acknowledge that Section 17-16-704 and Section 17-16-1003 of the Wyoming Business Corporations Act authorizes a corporation to implement an increase of authorized shares of the Company via affirmative vote of the holders of a majority of the stock of the corporation entitled to vote. An authorization by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock; and

WHEREIN, a vote of the Shareholders have deemed it advisable and in the best interest of the Company to increase the Authorized Shares of the Company to Two Billion (2,000,000,000), and to amend the designation of the Series A Preferred Stock, as attached in Exhibit A.

That the Board of Directors of the Company be permitted to proceed with said corporate action and determine the timing of said corporate action at the Board's discretion.

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and hereby is, authorized and empowered increase the Authorized Shares of the Company to Two Billion (2,000,000,000), to amend the designation of Series A Preferred Stock, and that the timing of the increase shall be at the sole discretion of the Board of Directors.

IN WITNESS WHEREOF, the foregoing resolutions were duly adopted by a quorum of the Shareholders that represent a majority of the stock of the Company entitled to vote, and the undersigned has executed this instrument as of this 1st day of May, 2013 and directs that it be filed with the minutes of the proceedings of the Company.

Mariner's Choice International, Inc.

Amie Hingston, President & CEO
Part of Majority Shareholders

Stan Snopek
Remainder of necessary Majority Shareholders

Exhibit A:

a) The certificate of incorporation of the Corporation is hereby amended by Article Fourth thereof and by substituting in lieu of said Article Fourth the following new Article Fourth:

FOURTH: Capital Stock

1) The amount of the total stock of this corporation is authorized to issue is Two Billion, Ten Million (2,010,000,000), which shall consist of Two Billion (2,000,000,000), shares $0.0001 par value per share, designated as common stock ("Common Stock"), and Ten Million (10,000,000) shares $0.001 par value per share, designated as Preferred Stock ("Preferred Stock"). Except as otherwise provided by law, the shares of stock of the corporation, regardless of class, may be issued by the corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

b) The designation of a set of preferred stock as filed on August 21, 2012 shall be amended as follows:

New Language:

4) VOTING RIGHTS. The Series A preferred Shares shall be entitled to the number of Votes, collectively, which shall be seventy percent (70%) of the total number of votes that may be cast (including the votes of the issued and outstanding common stock as well as any voting preferred stock) at the time of such vote, at each meeting (or by written consent) of shareholders of the Corporation for their action or consideration, including the election of directors, Holders of Series A Preferred shares shall vote together with the holders of common shares as a single class. The Corporation shall not amend, alter of repeal the Series A Preferred Shares, special rights or other powers of the Series A Preferred Shares so as to affect adversely the Series A Preferred Shares, without written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such adversely affected Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Replacing:

4) VOTING RIGHTS. As long as any of the Series A Preferred stock is outstanding, consent of the holders of at least 50% of the Series A Preferred stock will be required for any action that (i) alters any provision of the Articles of Incorporation or the bylaws if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock; (ii) changes the authorized number of shares of Series A Preferred Stock; (iii) authorizes or creates any new class or series of shares having rights, preferences or privileges with respect to dividends or liquidation senior to or common stock on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, or the liquidation or dissolution of the Company; (v) increase the size of the board; or (vi) declares or pays any dividend or distribution.

UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
AND
MAJORITY SHAREHOLDER
OF
MARINER'S CHOICE INTERNATIONAL, INC.

May 1, 2013

The undersigned, being the member of the board of directors (the "Board of Directors") shall hereby present to the shareholders of MARINER'S CHOICE INTERNATIONAL, INC. a Wyoming corporation (the "Company"), the following actions:

WHEREAS, the Board of Directors has deemed it advisable and in the best interest of the Company to increase the amount of authorized shares of the Company (the "Share Capital Increase") to Two Billion (2,000,000,000), which shall consist of Two Billion, (2,000,000,000) shares, $0.001 par value per share, designated as common stock, and Ten Million (10,000,000) shares, $0.001 par value per share, designated as preferred stock by way of filing a certificate of amendment on August 21, 2012 to the certificate of incorporation of the Company with Secretary of State of the State of Nevada (and transferred to Wyoming); and further amend the designation of Series A Preferred Stock as stated in Exhibit A attached.

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and hereby is, authorized and empowered to file the Amendment with Secretary of State of the State of Wyoming in order to effect the Share Capital Increase and amend the designation of Series A Preferred Stock.

IN WITNESS WHEREOF, the foregoing resolutions were duly adopted by the Board of Directors and Shareholder that represents all of the issued and outstanding common stock of the Company as of the date first above written.

Members of the Board of Directors:

____
Amie Hingston

____
Stan Snopek

Exhibit A

CERTIFICATE OF AMENDMENT OF
CERTIFICATION OF INCORPORATION and STOCK DESIGNATION
OF
MARINER'S CHOICE INTERNATIONAL, INC.

The corporation organized and existing under and by virtue of the Business Corporation Act of the State of Wyoming does hereby certify that:

1. That at a meeting of the Board of Directors of Mariner's Choice International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of quorum the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

2.

a) The certificate of incorporation of the Corporation is hereby amended by Article Fourth thereof and by substituting in lieu of said Article Fourth the following new Article Fourth:

> FOURTH: Capital Stock
>
> 1) The amount of the total stock of this corporation is authorized to issue is Two Billion, Ten Million (2,010,000,000), which shall consist of Two Billion (2,000,000,000), shares, $0.0001 par value per share, designated as common stock ("Common Stock"), and Ten Million (10,000,000) shares $0.001 par value per share, designated as Preferred Stock ("Preferred Stock"). Except as otherwise provided by law, the shares of stock of the corporation, regardless of class, may be issued by the corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

b) The designation of a set of preferred stock as filed on August 21, 2012 shall be amended as follows:

New Language:

> 4) VOTING RIGHTS. The Series A preferred Shares shall be entitled to the number of Votes, collectively, which shall be seventy percent (70%) of the total number of votes that may be cast (including the votes of the issued and outstanding common stock as well as any voting preferred stock) at the time of such vote, at each meeting (or by written consent) of shareholders of the Corporation for their action or consideration, including the election of directors, Holders of Series A Preferred shares shall vote together with the holders of common shares as a single class. The Corporation shall not amend, alter of repeal the Series A Preferred Shares, special rights or other powers of the Series A Preferred Shares so as to affect adversely the Series A Preferred Shares, without written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of such adversely affected Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Replacing:

4) VOTING RIGHTS. As long as any of the Series A Preferred stock is outstanding, consent of the holders of at least 50% of the Series A Preferred stock will be required for any action that (i) alters any provision of the Articles of Incorporation or the bylaws if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock; (ii) changes the authorized number of shares of Series A Preferred Stock; (iii) authorizes or creates any new class or series of shares having rights, preferences or privileges with respect to dividends or liquidation senior to or common stock on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, or the liquidation or dissolution of the Company; (v) increase the size of the board; or (vi) declares or pays any dividend or distribution.

3. That thereafter, pursuant to a resolution of its board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 17-16-702 of the Business Corporation Act of the State of Wyoming at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The Amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 17-16-704 of the Business Corporation Act of the State of Wyoming.

CERTIFICATE OF AMENDMENT OF
CERTIFICATION OF INCORPORATION and STOCK DESIGNATION
OF
MARINER'S CHOICE INTERNATIONAL, INC.

The corporation organized and existing under and by virtue of the Business Corporation Act of the State of Wyoming does hereby certify that:

1. That at a meeting of the Board of Directors of Mariner's Choice International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of quorum the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

2.

a) The certificate of incorporation of the Corporation is hereby amended by Article Fourth thereof and by substituting in lieu of said Article Fourth the following new Article Fourth:

FOURTH: Capital Stock

1) The amount of the total stock of this corporation is authorized to issue is Two Billion, Ten Million (2,010,000,000), which shall consist of Two Billion (2,000,000,000), shares, $0.0001 par value per share, designated as common stock ("Common Stock"), and Ten Million (10,000,000) shares $0.001 par value per share, designated as Preferred Stock ("Preferred Stock"). Except as otherwise provided by law, the shares of stock of the corporation, regardless of class, may be issued by the corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

b) The designation of a set of preferred stock as filed on August 21, 2012 shall be amended as follows:

New Language:

4) VOTING RIGHTS. The Series A preferred Shares shall be entitled to the number of Votes, collectively, which shall be seventy percent (70%) of the total number of votes that may be cast (including the votes of the issued and outstanding common stock as well as any voting preferred stock) at the time of such vote, at each meeting (or by written consent) of shareholders of the Corporation for their action or consideration, including the election of directors, Holders of Series A Preferred shares shall vote together with the holders of common shares as a single class. The Corporation shall not amend, alter of repeal the Series A Preferred Shares, special rights or other powers of the Series A Preferred Shares so as to affect adversely the Series A Preferred Shares, without written consent or affirmative vote of the holders

of at least a majority of the then outstanding aggregate number of shares of such adversely affected Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Replacing:

4) VOTING RIGHTS. As long as any of the Series A Preferred stock is outstanding, consent of the holders of at least 50% of the Series A Preferred stock will be required for any action that (i) alters any provision of the Articles of Incorporation or the bylaws if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Series A Preferred Stock; (ii) changes the authorized number of shares of Series A Preferred Stock; (iii) authorizes or creates any new class or series of shares having rights, preferences or privileges with respect to dividends or liquidation senior to or common stock on a parity with the Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, or the liquidation or dissolution of the Company; (v) increase the size of the board; or (vi) declares or pays any dividend or distribution.

3. That thereafter, pursuant to a resolution of its board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 17-16-702 of the Business Corporation Act of the State of Wyoming at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The Amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 17-16-704 of the Business Corporation Act of the State of Wyoming.

Signed on May 1, 2013

Mariner's Choice International, Inc.

By: [signature]
Name: Amie Hingston
Title: Chief Executive Officer

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

Amount Paid:	**$50.00**
Receipt #:	**737673**
Receipt Date:	**May 24, 2013**
Processed By:	**GEORGE GUILLEN**
Corp #:	**2013-000636598**
Doc Id #:	**2013-001503049**

DO NOT PAY!
THIS IS NOT A BILL.

Mariner's Choice International Inc
8640 Phillips Highwy Ste 5
Jacksonville, FL 32256

Payment	Reference	Amount
CHECK	8897139	50.00
	TOTAL PAYMENT	**$50.00** ✓

Description of Charges	Invoice #	Sec. File #	Quantity	Unit Price	Total
CFD - Corporation Filing - Domestic			1	50.00	50.00
		TOTAL CHARGES PAID			**$50.00** ✓

In Reference To:

Mariner's Choice International Inc

Comments: